UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 3

to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2013 (June 2, 2013)

American Realty Capital Trust IV, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54947	32-0372241
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, NY 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 3, 2013, American Realty Capital Trust IV, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Original Form 8-K”) for the purpose of announcing its entry into a definitive purchase and sale agreement to acquire a real estate portfolio of 986 properties net leased to tenants concentrated in the retail sector located in 47 states from GE Capital and certain affiliates. The Company filed an Amended Current Report on Form 8-K/A on July 15, 2013 (“Amendment No. 1”) for, among other purposes, the purposes of filing unaudited pro forma financial statements as of March 31, 2013 for the Company’s potential acquisition of the portfolio required by Item 9.01(b) of Form 8-K. Subsequent to that filing, on August 1, 2013, the Company announced that it had acquired an additional 536 of the properties from the originally announced 986 property portfolio and confirmed that it intended to acquire only 955 of the original 986 properties from GE Capital and its affiliates (the “GE Capital Portfolio”). On October 15, 2013, the Company filed an Amended Current Report on Form 8-K/A (“Amendment No. 2”) by which it provided unaudited pro forma financial information related to the probable acquisition of the remaining properties to be acquired as part of the GE Capital Portfolio as of June 30, 2013.

As of the filing of this Amendment No. 3 to the Original Form 8-K (“Amendment No. 3”), the Company continues to expect to purchase, in total, 955 (including seven other revenue generating assets) of the 986 properties previously announced, 943 of which are subject to property leases and 12 of which are subject to direct financing leases, from GE Capital and certain of its affiliates. As of the filing of this Amendment No. 3, the Company has completed the acquisition of 912 properties and 12 properties which are subject to direct financing leases. The closing of the remainder of the acquisitions is subject to certain conditions as described in Amendment No. 1, and, therefore, there can be no assurance that the Company will acquire all of the remaining properties. The Company believes that the completion of the acquisition of the remaining aforementioned properties is probable. The purpose of this Amendment No. 3 is to provide updated historical financial information regarding the GE Capital Portfolio required by Item 9.01(a) of Form 8-K as of June 30, 2013. Such updated historical financial information as of June 30, 2013 will demonstrate that 377 of the properties from the 955 property portfolio were acquired as of June 30, 2013. This Amendment No. 3 also redelivers unaudited pro forma financial information relating to the GE Capital Portfolio required by Item 9.01(b) of Form 8-K so it may be read with the updated historical GE Capital Portfolio financial information and does not in any way modify the Original Form 8-K, Amendment No. 1 or Amendment No. 2 other than as described in this Explanatory Note.

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Item 9.01. Financial Statements and Exhibits.

Page
(a) Financial Statements of Businesses Acquired
The GE Capital Portfolio Historical Summary:
Statements of Revenues and Certain Expenses for the year ended December 31, 2012 and the six months ended June 30, 2013 (unaudited)	4
Notes to Statements of Revenues and Certain Expenses	5

(b) Unaudited Pro Forma Consolidated Information
Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2013	8
Notes to Unaudited Pro Forma Consolidated Balance Sheet	9
Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2012 and the six months ended June 30, 2013	11
Notes to Unaudited Pro Forma Consolidated Statements of Operations	12

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THE GE CAPITAL PORTFOLIO

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(In thousands)

	Six Months Ended	Year Ended
	June 30, 2013	December 31, 2012
	(Unaudited)
Revenues:
Rental income	$49,500	$95,564
Direct financing lease income	224	584
Operating expense reimbursements	166	128
Other income	68	230
Total revenues	49,958	96,506

Operating expense:
Property operating	529	662

Revenues in excess of certain expenses	$49,429	$95,844

The accompanying notes are an integral part of these Statements of Revenues and Certain Expenses
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THE GE CAPITAL PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the six months ended June 30, 2013 are unaudited)

1. Background and Basis of Presentation

The accompanying Statements of Revenues and Certain Expenses include the operations and financing income of 955 properties owned by certain affiliates of GE Capital, 943 of which are subject to property leases and 12 of which are subject to direct financing leases (the "GE Capital Portfolio") for the year ended December 31, 2012 and the six months ended June 30, 2013 (unaudited). On June 2, 2013, American Realty Capital Trust IV, Inc. (the "Company") through American Realty Capital Operating Partnership IV, L.P., the Company's consolidated operating partnership, entered into a purchase and sale agreement with certain affiliates of GE Capital for the purchase and sale of the GE Capital Portfolio. The contract purchase price of the GE Capital Portfolio is approximately $1.4 billion, subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs. The GE Capital Portfolio contains approximately 3.3 million rentable square feet and consists of 936 restaurants, 12 retail properties and seven other revenue generating assets.

As of November 1, 2013, the Company has acquired 912 properties and 12 properties which are subject to direct financing leases, for an aggregate purchase price of $1.38 billion. The closing of the remainder of the acquisition is subject to certain conditions, and, therefore there can be no assurance that the Company will acquire any or all of the remaining 31 properties. However, the Company believes that the completion of such acquisitions is probable.

The accompanying Statements of Revenues and Certain Expenses ("Historical Summary") have been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the "SEC"), which require that certain information with respect to real estate operations be included within certain SEC filings. An audited statement of revenues and certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (a) the GE Capital Portfolio has been or is being acquired from an unaffiliated party and (b) based on due diligence of the GE Capital Portfolio by the Company, management is not aware of any material factors relating to the GE Capital Portfolio that would cause this financial information not to be indicative of future operating results.

2.  Summary of Significant Accounting Policies

Revenue Recognition

Rental income includes the effect of amortizing the aggregate minimum lease payments over the terms of the leases, which amounted to an increase to rental income of $5.4 million and $2.1 million over the rental payments received in cash for the year ended December 31, 2012 and for the six months ended June 30, 2013, respectively. Under the terms of certain leases, certain tenants reimburse the properties' owner for certain expenses on a monthly basis. Reimbursements from the tenants are recognized as revenue in the period the applicable expenses are incurred.

As of June 30, 2013 and December 31, 2012, there were no tenants whose annualized rental income on a straight-line basis or income from direct financing leases represented greater than 10% of total annualized rental income for all tenants.

Direct financing lease income is recognized on the effective interest method to produce a level yield on funds not yet recovered. Estimated unguaranteed residual values at the date of lease inception represent management's initial estimates of fair value of the leased assets at the expiration of the lease, not to exceed original cost. Significant assumptions used in estimating residual values include estimated net cash flows over the remaining lease term and expected future real estate values.

Use of Estimates

The preparation of the Historical Summary in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting periods. Actual results could differ from those estimates used in the preparation of the Historical Summary.

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THE GE CAPITAL PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the six months ended June 30, 2013 are unaudited)

3. Future Minimum Lease Payments

At June 30, 2013, the GE Capital Portfolio was 100% leased under non-cancelable operating leases with a remaining lease term of 11.2 years on a weighted-average basis. Future minimum lease payments are as follows (in thousands):

	Operating leases	Direct financing leases	Total
July 1, 2013 to December 31, 2013	$43,339	$636	$43,975
2014	85,071	992	86,063
2015	83,205	704	83,909
2016	81,896	666	82,562
2017	78,305	570	78,875
2018 and thereafter	693,444	1,550	694,994
Total	$1,065,260	$5,118	$1,070,378

4. Subsequent Events

The Company has evaluated subsequent events through November 1, 2013, the date on which this Historical Summary has been issued and has determined that there have not been any events that have occurred that would require adjustments to, or disclosure in, the Historical Summary.

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AMERICAN REALTY CAPITAL TRUST IV, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2013

The following Unaudited Pro Forma Consolidated Balance Sheet is presented as if American Realty Capital Trust IV, Inc. ("the Company") had acquired the entire GE Capital Portfolio as of June 30, 2013. This financial statement should be read in conjunction with the Unaudited Pro Forma Consolidated Statement of Operations and the Company's historical financial statements and notes thereto in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. Land, land improvements, buildings, fixtures and acquired intangible lease assets include $1.4 billion, comprised of $387.7 million, $226.6 million, $498.4 million, $181.2 million and $125.2 million provisionally assigned to land, land improvements, buildings, fixtures and acquired intangible lease assets of the GE Capital Portfolio, respectively, pending management's final analysis of the classification of the acquired assets. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the GE Capital Portfolio as of June 30, 2013, nor does it purport to present the future financial position of the Company.

On June 27, 2013, July 31, 2013 and August 30, 2013 the Company acquired 377, 536 and eleven, respectively of the 955 properties in the GE Capital Portfolio. There can be no assurance that any or all of the remaining 31 properties in the GE Capital Portfolio presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet or the Unaudited Pro Forma Consolidated Statement of Operations will be included in the final purchased portfolio. Additionally, as of November 1, 2013, the Company has not acquired all of the properties and, although the closing of the remainder of the acquisition is subject to certain conditions, there can be no assurance that the Company will acquire any or all of the remaining 31 properties. However, the Company believes that the completion of such acquisitions is probable.

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AMERICAN REALTY CAPITAL TRUST IV, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2013

(In thousands)	American Realty Capital Trust IV, Inc. (1)	GE Capital Portfolio (2)		Pro Forma American Realty Capital Trust IV, Inc.
Assets
Real estate investments, at cost:
Land	$249,931	$245,156	(3)	$495,087
Buildings, fixtures and improvements	770,009	572,031	(3)	1,342,040
Acquired intangible lease assets	113,465	81,002	(3)	194,467
Total real estate investments, at cost	1,133,405	898,189		2,031,594
Less: accumulated depreciation and amortization	(7,905)	—		(7,905)
Total real estate investments, net	1,125,500	898,189		2,023,689
Cash and cash equivalents	261,490	(173,556	)(2)	87,934
Derivatives, at fair value	41			41
Investments in direct financing leases, net	8,892	1,973	(4)	10,865
Investment securities, at fair value	68,082	—		68,082
Prepaid expenses and other assets	50,262	—		50,262
Receivable for issuances of common stock	443	—		443
Deferred costs, net	15,064			15,064
Total assets	$1,529,774	$726,606		$2,256,380
Liabilities and Stockholders' Equity
Mortgage notes payable	$2,124			$2,124
Senior secured credit facility	—	739,112	(5)	739,112
Accounts payable and accrued expenses	5,494	—		5,494
Deferred rent and other liabilities	1,796	—		1,796
Distributions payable	9,717	—		9,717
Total liabilities	19,131	739,112		758,243
Common stock	709	—		709
Additional paid-in capital	1,550,697	—		1,550,697
Accumulated other comprehensive loss	(1,337)	—		(1,337)
Accumulated deficit	(68,175)	(12,506	)(2)	(80,681)
Total stockholders' equity	1,481,894	(12,506)		1,469,388
Non-controlling interests	28,749			28,749
Total equity	1,510,643	726,606		1,498,137
Total liabilities and equity	$1,529,774	$726,606		$2,256,380

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AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2013

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2013:

(1)	Reflects the Company's historical unaudited consolidated Balance Sheet as of June 30, 2013, as previously filed.

(2)	Reflects the remaining portion of the GE Capital Portfolio acquisition. The remaining contract purchase price is approximately $898.2 million and associated acquisition costs of approximately $12.5 million primarily representing legal fees and deed transfer fees, funded through (a) cash and (b) borrowings under the Company's senior secured credit facility. The associated acquisition costs of approximately $12.5 million are expensed as incurred and accordingly are reflected as a charge to accumulated deficit.

(3)	The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings, fixtures, and tenant improvements are based on cost segregation studies performed by independent third-parties or the Company's analysis of comparable properties in its portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, fifteen years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.

The aggregate value of intangible assets and liabilities, as applicable, related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be nine months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the initial term of the respective lease, which ranges from less than one year to 28 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.

Above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

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AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2013

In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about the property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

(4)	Represents the fair value of receivables applicable to leases on certain investment properties accounted for as direct financing leases. Amounts represent the discounted remaining cash flows on the respective leases. The estimates presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these estimates are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

(5)	Represents borrowings on the Company's existing senior secured credit facility to be used for the purchase of the GE Capital Portfolio.

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AMERICAN REALTY CAPITAL TRUST IV, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2013

Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2013, are presented as if American Realty Capital Trust IV, Inc. (the "Company") had acquired the GE Capital Portfolio as of the beginning of the period presented. These financial statements should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and the Company's historical financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. The Pro Forma Consolidated Statement of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had the Company acquired the GE Capital Portfolio as of the beginning of the period presented, nor does it purport to present the future results of operations of the Company.

Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2013:

(In thousands)	American Realty Capital Trust IV, Inc. (1)	GE Capital Portfolio (2)	Pro Forma Adjustments GE Capital Portfolio		Pro Forma American Realty Capital Trust IV, Inc.
Revenues:
Rental income	$12,048	$49,500	$1,344	(3)	$62,892
Direct financing lease income	—	224	—		224
Operating expense reimbursement	634	166	—		800
Other income	—	68	—		68
Total revenues	12,682	49,958	1,344		63,984
Operating expenses:
Property operating	766	529	—		1,295
Merger and other transaction related	1,713				1,713
Acquisition and transaction related	26,890	—	—		26,890
General and administrative	1,392	—	—		1,392
Depreciation and amortization	7,590	—	23,690	(4)	31,280
Total operating expenses	38,351	529	23,690		62,570
Operating (loss) income	(25,669)	49,429	(22,346)		1,414
Other income (expense):
Interest expense	(186)	—	(6,615)	(5)	(6,801)
Income from investments	1,759				1,759
Other income	419	—	—		419
Total other expenses	1,992	—	(6,615)		(4,623)
Net (loss) income	(23,677)	49,429	(28,961)		(3,209)
Net (loss) income attributable to non-controlling interests	155		(34)		121
Net (loss) income attributable to stockholders	$(23,522)	$49,429	$(28,995)		$(3,088)

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AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2013

Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2013:

(1)	Reflects the Company's historical operations for the period indicated as previously filed.

(2)	Reflects the operations of the GE Capital Portfolio for the six months ended June 30, 2013.

(3)	Represents adjustments to estimated straight-line rent for lease terms as of the assumed acquisition date.

(4)	Represents the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired as of the beginning of each period presented. Depreciation is computed using the straight-line method over the estimated lives of fifteen years for land improvements, forty years for buildings and five years for fixtures. The value of in-place leases and tenant improvements are amortized to expense over the initial term of the respective leases, which ranges from less than less than one year to 28 years.

(5)	Represents estimated interest expense for the $739.1 million of borrowings on the Company's senior secured credit facility at an estimated annual rate of 1.79%.

Note: Pro forma adjustments exclude one-time acquisition costs of approximately $12.5 million primarily representing legal fees and deed transfer fees for the acquisitions of the GE Capital Portfolio.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST IV, INC.

November 1, 2013	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors

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